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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 30, 2002



                                  SEPRACOR INC.
                              --------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                       0-19410                22-2536587
-------------------------------   ------------------------  -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                      Identification No.)


        111 Locke Drive
        Marlborough, MA                                    01752
-------------------------------             -----------------------------------
(Address of principal executive                          (Zip Code)
           offices)

       Registrant's telephone number, including area code: (508) 481-6700

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.           OTHER EVENTS.

         On June 3, 2002, the board of directors of Sepracor Inc. declared a dividend of one preferred stock purchase right (collectively, the "Rights") for each outstanding share of our common stock, $0.10 par value per share, to our stockholders of record at the close of business on June 21, 2002. The description and terms of the Rights are set forth in a rights agreement dated June 3, 2002 (the "Rights Agreement") between Sepracor and EquiServe Trust Company, N.A., as Rights Agent, which is attached hereto as Exhibit 4.1 and the Rights are summarized below under the heading "Description of Preferred Stock Purchase Rights."

         The following information updates and constitutes the "Description of Securities" required by Item 202 of Regulation S-K:

                 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

         The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our charter and bylaws. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus. If we indicate in a prospectus, the terms of any common stock or preferred stock we offer under that prospectus may differ from the terms we describe below.

         GENERAL. As of June 2, 2002, we are authorized to issue up to 240,000,000 shares of our common stock, par value $.10 per share, and 1,000,000 shares of preferred stock, $1.00 par value per share, of which 240,000 shares have been designated as Series A Junior Participating Preferred Stock. As of May 30, 2002, there were 83,928,181 shares of our common stock issued and outstanding, held by approximately 501 stockholders of record, and no shares of preferred stock issued and outstanding. The issued and outstanding shares of common stock are fully paid and nonassessable.

         COMMON STOCK. Holders of shares of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Shares of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.


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         PREFERRED STOCK. Our board of directors is authorized, without stockholder approval, but subject to any limitations prescribed by law, to issue up to 1,000,000 shares of preferred stock, in one or more series. Each such series will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. Other than the Series A Junior Participating Preferred Stock, which is described below, the board has not designated any series of preferred stock.

                 DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

         The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto which is attached hereto as an Exhibit and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from Sepracor.

         On June 3, 2002, our board of directors, declared a dividend of one preferred stock purchase right (collectively, the "Rights") for each outstanding share of our common stock to stockholders of record at the close of business on June 21, 2002 (the "Record Date"). Each Right entitles the registered holder to purchase from us one one-thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock, $1.00 par value per share (the "Series A Junior Participating Preferred Stock"), at a purchase price of $175.00 in cash, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement.

         Initially, the Rights are not exercisable and will be attached to all certificates representing outstanding shares of common stock ("Common Stock Certificates"), and no separate certificates representing the rights (the "Rights Certificates") will be distributed. The Rights will separate from the common stock, and the "Distribution Date" will occur, upon the earlier of (i) 10 business days following the later of (a) the first date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock or (b) the first date on which an executive officer of Sepracor has actual knowledge that an Acquiring Person has become such (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of common stock. The Distribution Date may be deferred in circumstances determined by our board of directors. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock Certificates outstanding on the Record Date, together with the summary of rights set forth in the Rights Agreement (the "Summary of Rights") to be mailed to stockholders, or by new Common Stock Certificates issued after the Record Date that contain a notation incorporating the Rights Agreement by reference, (ii) the Rights will be transferred with and only with such Common Stock Certificates; and (iii) the surrender for transfer of any certificates for common stock outstanding (with or without a copy of the Summary of Rights or such notation) will also constitute the transfer of the Rights associated with the common stock represented by such certificate.


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         The Rights will not be exercisable until the Distribution Date and will expire upon the close of business on June 3, 2012 (the "Final Expiration
Date") unless earlier redeemed or exchanged as described below. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by our board of directors, and except for shares of common stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only shares of common stock issued prior to the Distribution Date will be issued with Rights.

         In the event that any person becomes an Acquiring Person, unless the event causing the 20% threshold to be crossed is a Permitted Offer (as defined in the Rights Agreement), then, promptly following the first occurrence of such event, each holder of a Right (except as provided below and in Section 7(e) of the Rights Agreement) shall thereafter have the right to receive, upon exercise, that number of shares of our common stock (or, in certain circumstances, cash, property or other securities of Sepracor) which equals the exercise price of the Right divided by 50% of the Current Market Price (as defined in the Rights Agreement) per share of common stock at the date of the occurrence of such event. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by us as described below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as a "Section 11(a)(ii) Event."

         For example, at an exercise price of $175 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase for $175 such number of shares of our common stock (or other consideration, as noted above) as equals $175 divided by one-half of the Current Market Price (as defined in the Rights Agreement) of the common stock. Assuming that our common stock had a market price of $87.50 per share at such time, the holder of each valid Right would be entitled to purchase four shares of our common stock, having a market value of 4 x $87.50, or $350, for $175.

         In the event that, at any time after any Person becomes an Acquiring Person, (i) Sepracor is consolidated with, or merged with and into, another entity and Sepracor is not the surviving entity of such consolidation or merger (other than a consolidation or merger which follows a Permitted Offer) or if Sepracor is the surviving entity, but shares of our outstanding common stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than 50% of Sepracor's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the Current Market Price of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as "Section 13 Events." A Section 11(a)(ii) Event and Section 13 Events are collectively referred to as "Triggering Events."


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         For example, at an exercise price of $175 per Right, each valid Right following a Section 13 Event would entitle its holder to purchase for $175 such number of shares of common stock of the acquiring company as equals $175 divided by one-half of the Current Market Price of such common stock. Assuming that such common stock had a market price of $87.50 per share at such time, the holder of each valid Right would be entitled to purchase four shares of common stock of the acquiring company, having a market value of 4 x $87.50, or $350, for $175.

         At any time after the occurrence of a Section 11(a)(ii) Event, when no person owns a majority of our common stock, our board of directors may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         The Purchase Price payable, and the number of units of Series A Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Junior Participating Preferred Stock, (ii) if holders of the Series A Junior Participating Preferred Stock are granted certain rights or warrants to subscribe for Series A Junior Participating Preferred Stock or convertible securities at less than the then-Current Market Price of the Preferred Stock, or (iii) upon the distribution to holders of the Series A Junior Participating Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of common stock is also subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Junior Participating Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Series A Junior Participating Preferred Stock) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Junior Participating Preferred Stock on the last trading date prior to the date of exercise.

         Series A Junior Participating Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Junior Participating Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, a minimum preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $1000 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1000 times the payment made per share of our common stock. Each share of Series A Junior Participating Preferred Stock will have 1000 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which our common stock is changed or exchanged, each share of Series A Junior Participating


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Preferred Stock will be entitled to receive 1000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions. Because of the nature of the Series A Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of one one-thousandth of a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.

         At any time prior to the earlier of the tenth business day (or such later date as may be determined by our board of directors) after the Stock Acquisition Date, we may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"), payable in cash or stock. Immediately upon the redemption of the Rights or such earlier time as established by our board of directors in the resolution ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Sepracor, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights should not be taxable to stockholders or to Sepracor, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for our common stock (or other consideration) or for common stock of the acquiring company as set forth above.

         Any provision of the Rights Agreement, other than the Redemption Price, may be amended by our board of directors prior to such time as the Rights are no longer redeemable. Once the Rights are no longer redeemable, our board of directors' authority to amend the Rights is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of Rights.

         The Rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire Sepracor and to provide our board of directors with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Sepracor without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Sepracor and our stockholders, as determined by a majority of our board of directors. The Rights should not interfere with any merger or other business combination approved by our board of directors.

                   DESCRIPTION OF OUTSTANDING CONVERTIBLE DEBT

         The following description of our outstanding convertible debt summarizes the material terms and provisions of our outstanding convertible debt. For the complete terms of our outstanding convertible debt, please refer to the relevant indentures, which are filed as exhibits to our Annual Report on Form 10-K.


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         7% CONVERTIBLE SUBORDINATED DEBENTURES

         On December 10, 1998, we issued approximately $300 million of 7% convertible subordinated debentures due 2005 (the "7% debentures"). The 7% debentures are convertible into shares of our common stock, at the option of the holder, at a conversion price of $62.4375 per share, subject to certain adjustments. Interest on the 7% debentures is payable semi-annually in arrears on June 15 and December 15. The 7% debentures will mature on December 15, 2005. Each holder of the 7% debentures has the right to require us to redeem all or any part of the 7% debentures held by it at a price equal to 100% of the principal amount of the debentures, together with accrued interest, upon the occurrence of a fundamental change at any time before December 15, 2005. A fundamental change means, generally, the occurrence of any transaction or event in connection with which all or substantially all of our common stock shall be exchanged for, be converted into, be acquired for, or constitute, in all material respects, solely the right to receive consideration that is not all or substantially all common stock listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or a similar United States system of automated dissemination of quotations of securities prices. As of May 30, 2002, $242.96 million of such 7% debentures were outstanding.

         5% CONVERTIBLE SUBORDINATED DEBENTURES

         On February 14, 2000, we issued approximately $460 million of 5% convertible subordinated debentures due 2007 (the "5% debentures"). The 5% debentures are convertible into shares of our common stock, at the option of the holder, at a conversion price of $92.38 per share, subject to certain adjustments. Interest on the 5% debentures is payable semi-annually in arrears on August 15 and February 15. The 5% debentures will mature on February 15, 2007. We may redeem the 5% debentures any time before February 15, 2003 if the trading price of our common stock for 20 trading days in the preceding 30 consecutive days exceeds 150% of the conversion price of the 5% debentures. If we redeem the 5% debentures under these circumstances, we will make an additional "make-whole" payment on the redeemed 5% debentures. We may redeem the 5% debentures on or after February 15, 2003 if the trading price of our common stock for 20 trading days in the preceding 30 consecutive days exceeds 120% of the conversion price of the 5% debentures. Each holder of the 5% debentures has the right to require us to redeem all or any part of the 5% debentures held by it at a price equal to 100% of the principal amount of the debentures, together with accrued interest, upon the occurrence of a fundamental change, as described above, at any time before February 15, 2007. As of May 30, 2002, $440.0 million of such 5% debentures were outstanding.

         5.75% CONVERTIBLE SUBORDINATED NOTES WITH AUTO-CONVERSION PROVISION

         On November 14, 2001, we issued approximately $500 million of 5.75% convertible subordinated notes with auto-conversion provision due 2006 (the "5.75% notes"). The 5.75% notes are convertible into shares of our common stock, at the option of the holder, at a conversion price of $60.00 per share, subject to certain adjustments. Interest on the 5.75% notes is payable semi-annually in arrears on May 15 and November 15. The 5.75% notes will mature on November 15, 2006. We may elect to automatically convert some or all of the 5.75% notes on or prior to maturity if the closing price of our common stock has exceeded 145% of the conversion price for at least 20 out of 30 consecutive trading days ending within five trading


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days prior to the notice of automatic conversion. If we elect to convert some or all of the 5.75% notes prior to November 15, 2002, we will also make an additional payment on such 5.75% notes. We may redeem some or all of the 5.75% notes on or after November 20, 2002 at 100% of the principal amount of the 5.75% notes, plus accrued interest. Each holder of the 5.75% notes has the right to require us to redeem all or any part of the 5.75% notes held by it at a price equal to 100% of the principal amount, together with accrued interest, upon the occurrence of a fundamental change, as described above, at any time before November 15, 2006. As of May 30, 2002, $430.0 million of such 5.75% notes were outstanding.



Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

       See Exhibit Index attached hereto.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 4, 2002                    SEPRACOR INC.

                                         By: /s/ ROBERT F. SCUMACI
                                             ---------------------------------
                                             Robert F. Scumaci
                                             Executive Vice President, Finance
                                             and Administration and Treasurer


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                                  EXHIBIT INDEX



Exhibit No.         DESCRIPTION

Exhibit 4.1         Rights Agreement dated June 3, 2002 between Sepracor Inc.
                    and EquiServe Trust Company, N.A., which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock.

Exhibit 99.1        Press Release dated June 4, 2002.